MoneyGram International Reports Fourth Quarter and Full Year 2015 Financial Results

- Q4 double-digit constant currency revenue and Adjusted EBITDA growth

-- Total Company revenue +11% vs. LY

-- Adjusted EBITDA +12% vs. LY

- Q4 money transfer constant currency revenue +13% vs. LY

- Q4 Digital/Self-Service money transfer transactions increased 42% vs. LY

DALLAS, Feb. 11, 2016 /PRNewswire/ -- MoneyGram (NASDAQ:MGI) today reported financial results for its fourth quarter and full year ended December 31, 2015.

"2015 marked a transition year for the company as we completed the repositioning of our U.S. to U.S. business and delivered on our expectations. We saw sequential improvement each quarter, culminating in double-digit constant currency revenue and Adjusted EBITDA growth in the fourth quarter," said Alex Holmes, MoneyGram's chief executive officer. "We also posted double-digit transaction growth in U.S. Outbound and Non-U.S. sends and returned to positive transaction growth in U.S. sends for the fourth quarter. Our Digital/Self-Service offerings continued to show impressive growth as we expanded our account deposit global reach, launched connections to millions of mobile wallets, and debuted the redesigned moneygram.com in the U.S. -- all of which are elevating the customer experience and attracting new consumers to our brand."

Fourth Quarter Financial Results

  Total revenue for the fourth quarter was $376.7 million, an increase of 8% on a reported basis and 11% on a constant currency basis.
  The Company reported EBITDA of $46.0 million and pre-tax income of $2.0 million.
  Adjusted EBITDA was $65.2 million, an increase of 10% on a reported basis and 12% on a constant currency basis. Adjusted EBITDA margin was 17.3%.
  Adjusted diluted earnings per share was $0.23. Diluted earnings per share was $0.04.
  Adjusted Free Cash Flow for the quarter was $20.4 million.

Fourth Quarter Money Transfer Highlights

  Money transfer transactions grew 10% in the fourth quarter.
  Money transfer revenue was $332.7 million, representing 9% growth on a reported basis and 13% growth on a constant currency basis compared to the prior year.
  Money transfer transaction growth reflects the continued strength in the Company's U.S. Outbound and Non-U.S. sends.
    Non-U.S. send transactions grew 15% led by sends from Europe and emerging markets.
    U.S. Outbound transactions grew 10% led by sends to Latin America and Africa.
    U.S.-to-U.S. transactions grew 1% versus a decline of 2% in the third quarter.
  Money transfer revenue from U.S. Outbound and Non-U.S. sends grew 12% on a constant currency basis in the quarter and accounted for 87% of total money transfer revenue.

Fourth Quarter Digital/Self-Service Highlights

  Strong customer adoption of MoneyGram's innovative kiosks, our redesigned moneygram.com, mobile solutions and account deposit led to accelerated Digital/Self-Service money transfer results in the fourth quarter.
    Digital/Self-Service money transfer transactions increased 42%, and represented 14% of total money transfer transactions.
    Digital/Self-Service money transfer revenue grew 48% over the prior year, and represented 12% of money transfer revenue. Annualizing the fourth quarter, Digital/Self-Service solutions generate over $163 million of revenue.
  moneygram.com attracted more than 240,000 new active customers, a quarterly record.

Full Year Highlights

  Total revenue for 2015 was $1,434.7 million, a decrease of 1% on a reported basis compared to the prior year and an increase of 3% on a constant currency basis. For the full year, the stronger U.S. dollar negatively impacted revenue by $63.0 million.
  The Company reported EBITDA of $142.7 million.
  Adjusted EBITDA was $243.1 million, a decrease of 12% as reported and a decline of 10% on a constant currency basis.
  Adjusted EBITDA margin was 16.9%.

Full Year 2016 Outlook

For the full year 2016, the Company estimates constant currency revenue and Adjusted EBITDA growth of 8% to 10%.

"Moving forward, we are focused on providing an industry leading customer experience at every interaction with our brand, wherever and however our customers choose to transact," added Holmes. "We are excited about the many initiatives we have in place to differentiate our company and drive growth through the strength of our hybrid money transfer model -- bridging the digital and physical worlds through our Digital/Self-Service solutions and global agent network."

Certain Legal Matters

MoneyGram previously disclosed that it had received Civil Investigative Demands from a working group of nine state attorneys general seeking information and documents relating to the Company's procedures designed to prevent fraudulent transfers and consumer complaint information. MoneyGram reached an agreement effective today with attorneys general in 49 states and the District of Columbia to settle all civil or administrative claims under their consumer protection laws related to MoneyGram's procedures designed to prevent third parties involved in fraud schemes from using its money transfer service. Under the agreement, the Company will make a payment of $13.0 million to the participating states, a portion of which will be set aside for a consumer restitution program. The Company had previously accrued $13.0 million in connection with this matter and there will be no impact on its income statement for the fourth quarter of 2015 or the Company's projections for 2016. While restitution payments will be provided to consumers who filed complaints that they were victims of fraud-induced money transfers made using MoneyGram's services to send money from the United States to payees located in foreign countries (other than Canada) during the time period from July 1, 2008 to August 31, 2009, the agreement covers all civil and administrative claims that could have been asserted by the participating states under their respective consumer protection laws through today. The company has also agreed to further enhance its industry leading anti-fraud program, including improving the consumer complaint process and employee training, which are now incorporated into the Company's ongoing compliance activities.

Non-GAAP Measures

In addition to results presented in accordance with GAAP, this news release and related tables include certain non-GAAP financial measures, including a presentation of EBITDA (earnings before interest, taxes, depreciation and amortization, including agent signing bonus amortization), Adjusted EBITDA (EBITDA adjusted for significant items), Adjusted EBITDA margin, Adjusted Free Cash Flow (Adjusted EBITDA less cash interest, cash taxes, cash payments related to an IRS tax matter, and cash payments for capital expenditures and agent signing bonuses), constant currency measures (which assume that amounts denominated in foreign currencies are translated to the U.S. dollar at rates consistent with those in the prior year), adjusted diluted earnings per share and adjusted net income. In addition, we present adjusted operating income and adjusted operating margin for our two reporting segments. The following tables include a full reconciliation of non-GAAP financial measures to the related GAAP financial measures. The equivalent GAAP financial measures for projected results are not provided as we are not able to predict results inclusive of currency changes.

We believe that these non-GAAP financial measures provide useful information to investors because they are an indicator of the strength and performance of ongoing business operations. These calculations are commonly used as a basis for investors, analysts and other interested parties to evaluate and compare the operating performance and value of companies within our industry. Finally, EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Free Cash Flow, constant currency, adjusted diluted earnings per share and adjusted net income figures are financial and performance measures used by management in reviewing results of operations, forecasting, allocating resources or establishing employee incentive programs. Although MoneyGram believes the above non-GAAP financial measures enhance investors' understanding of its business and performance, these non-GAAP financial measures should not be considered in isolation or as substitutes for the accompanying GAAP financial measures.

Description of Tables
Table One	–	Consolidated Statements of Operations
Table Two	–	Segment Results
Table Three	–	Segment Reconciliations
Table Four	–	EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin and Adjusted Free Cash Flow
Table Five	–	Adjusted Net Income and Adjusted Diluted EPS
Table Six	–	Consolidated Balance Sheets

Conference Call

MoneyGram International will host a conference call today at 3:30 p.m. CT, 4:30 p.m. ET, to discuss its results. Alex Holmes, chief executive officer, will host the call.

Participant Dial-In Numbers:
U.S.:	1-888-677-8756
International:	+1-913-905-3216
Replay:	1-877-870-5176 or + 1-858-384-5517
Replay ID:	111944
Replay is available through February 18, 2016

About MoneyGram International, Inc.

MoneyGram is a global provider of innovative money transfer and payment services and is recognized worldwide as a financial connection to friends and family. Whether online, or through a mobile device, at a kiosk or in a local store, we connect consumers any way that is convenient for them. We also provide bill payment services, issue money orders and process official checks in the U.S. More information about MoneyGram International, Inc. is available at moneygram.com.

Forward-Looking Statements

This release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements with respect to, among other things, the financial condition, results of operations, plans, objectives, future performance and business of MoneyGram and its subsidiaries. Forward-looking statements can be identified by words such as "believes," "estimates," "expects," "projects," "plans," "anticipates," "intends," "continues," "will," "should," "could," "may," "would," "goals" and other similar expressions. These forward-looking statements speak only as of the date they are made, and MoneyGram undertakes no obligation to publicly update or revise any forward-looking statement, except as required by federal securities law. These forward-looking statements are based on management's current expectations and are subject to certain risks, uncertainties and changes in circumstances due to a number of factors. These factors include, but are not limited to: our ability to compete effectively; our ability to maintain key agent or biller relationships, or a reduction in business or transaction volume from these relationships, including our largest agent, Walmart, whether through the introduction by Walmart of a competing "white label" branded money transfer product or otherwise; the impact of our U.S.-to-U.S. pricing strategy; our ability to manage fraud risks from consumers or agents; the ability of us and our agents to comply with U.S. and international laws and regulations; litigation or investigations involving us or our agents, which could result in material settlements, fines or penalties, revocation of required licenses or registrations, terminations of contracts, other administrative actions or lawsuits or negative publicity; uncertainties relating to compliance with and the impact of the deferred prosecution agreement entered into with the U.S. federal government and the effect of the deferred prosecution agreement on our reputation and business; regulations addressing consumer privacy, data use and security; our offering of money transfer services through agents in regions that are politically volatile or, in a limited number of cases, are subject to certain restrictions by the Office of Foreign Assets Control; changes in tax laws or an unfavorable outcome with respect to the audit of our tax returns or tax positions, or a failure by us to establish adequate reserves for tax events; our substantial debt service obligations, significant debt covenant requirements and credit ratings; sustained financial market illiquidity, or illiquidity at our clearing, cash management and custodial financial institutions; our significant exposure to loss in the event of a major bank failure or a loss of liquidity in the bank deposit market; the ability of us and our agents to maintain adequate banking relationships; concerns regarding the financial health of certain European countries; a security or privacy breach in systems, networks or databases on which we rely; disruptions to our computer network systems and data centers; continued weakness in economic conditions, in both the U.S. and global markets; weakened consumer confidence in our business or money transfers generally; a significant change, material slow down or complete disruption of international migration patterns; our ability to manage credit risks from our retail agents and official check financial institution customers; our ability to retain partners to operate our official check and money order businesses; our ability to successfully develop and timely introduce new and enhanced products and services or investments in unsuccessful new products, services or infrastructure changes; our ability to manage risks associated with our international sales and operations; our ability to adequately protect our brand and intellectual property rights and to avoid infringing on the rights of others; our ability to attract and retain key employees; our ability to manage risks related to the operation of retail locations and the acquisition or start-up of businesses; our ability to maintain effective internal controls; our capital structure and the special voting rights provided to designees of Thomas H. Lee Partners, L.P. on our Board of Directors; any restructuring actions and cost reduction initiatives that we undertake may not deliver the expected results and these actions may adversely affect our business; and the risks and uncertainties described in the "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of MoneyGram's public reports filed with the SEC, including MoneyGram's annual report on Form 10-K for the year ended December 31, 2014 and subsequent Forms 10-Q.

TABLE ONE
MONEYGRAM INTERNATIONAL, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended December 31,		2015 vs	Twelve Months Ended December 31,		2015 vs
(Amounts in millions, except per share data)	2015	2014	2014	2015	2014	2014

REVENUE
Fee and other revenue	$373.1	$346.7	$26.4	$1,422.6	$1,438.4	$(15.8)
Investment revenue	3.6	2.9	0.7	12.1	16.5	(4.4)
Total revenue	376.7	349.6	27.1	1,434.7	1,454.9	(20.2)

Total revenue growth, as reported	8%	(9)%		(1)%	(1)%
Total revenue growth, constant currency	11%	(7)%		3%	(1)%

OPERATING EXPENSES
Commissions expense	170.4	159.5	10.9	656.2	666.4	(10.2)
Compensation and benefits	73.5	61.4	12.1	309.1	275.0	34.1
Transaction and operations support	85.9	101.9	(16.0)	324.8	332.2	(7.4)
Occupancy, equipment and supplies	16.0	14.5	1.5	62.3	54.4	7.9
Depreciation and amortization	17.3	15.3	2.0	66.1	55.5	10.6
Total operating expenses	363.1	352.6	10.5	1,418.5	1,383.5	35.0
OPERATING INCOME (LOSS)	13.6	(3.0)	16.6	16.2	71.4	(55.2)
OTHER EXPENSE (INCOME)
Net securities gains	—	(23.0)	23.0	—	(45.4)	45.4
Interest expense	11.6	11.5	0.1	45.3	44.2	1.1
Total other expense (income), net	11.6	(11.5)	23.1	45.3	(1.2)	46.5
Income (loss) before income taxes	2.0	8.5	(6.5)	(29.1)	72.6	(101.7)
Income tax (benefit) expense	(0.6)	(2.0)	1.4	47.8	0.5	47.3
NET INCOME (LOSS)	$2.6	$10.5	$(7.9)	$(76.9)	$72.1	$(149.0)

EARNINGS (LOSS) PER COMMON SHARE
Basic	$0.04	$0.17	$(0.13)	$(1.24)	$1.10	$(2.34)
Diluted	$0.04	$0.17	$(0.13)	$(1.24)	$1.10	$(2.34)

Weighted-average outstanding common shares and equivalents used in computing earnings (loss) per share
Basic (1)	62.1	62.6	(0.5)	62.1	65.3	(3.2)
Diluted (1)	64.1	62.7	1.4	62.1	65.5	(3.4)

(1) Includes common stock equivalents of 8.9 million for the three months ended December 31, 2015 and 2014 and 8.9 million and 10.1 million for the twelve months ended December 31, 2015 and 2014 respectively. The following weighted-average potential common shares are excluded from diluted earnings (loss) per common share as their effect is anti-dilutive. All potential common shares are anti-dilutive in periods of net loss available to common stockholders.

Shares related to stock options	3.1	4.0		3.4	4.0
Shares related to restricted stock units	2.2	1.4		3.8	1.1

TABLE TWO
MONEYGRAM INTERNATIONAL, INC.
SEGMENT RESULTS
(Unaudited)

Global Funds Transfer
	Three Months Ended December 31,		2015 vs	Twelve Months Ended December 31,		2015 vs
(Amounts in millions)	2015	2014	2014	2015	2014	2014

Money transfer revenue	$332.7	$305.7	$27.0	$1,262.7	$1,274.5	$(11.8)
Bill payment revenue	24.7	24.9	(0.2)	98.7	100.1	(1.4)
Total revenue	$357.4	$330.6	$26.8	$1,361.4	$1,374.6	$(13.2)

Total commissions expense	$170.1	$159.3	$10.8	$655.1	$665.4	$(10.3)

Operating income	$12.2	$9.0	$3.2	$31.7	$75.4	$(43.7)

Operating margin	3.4%	2.7%		2.3%	5.5%

Money transfer revenue growth, as reported	9%	(10)%		(1)%	(1)%
Money transfer revenue growth, constant currency	13%	(8)%		4%	(1)%

Financial Paper Products
	Three Months Ended December 31,		2015 vs	Twelve Months Ended December 31,		2015 vs
(Amounts in millions)	2015	2014	2014	2015	2014	2014

Money order revenue	$12.6	$13.3	$(0.7)	$51.0	$54.1	$(3.1)
Official check revenue	6.7	5.7	1.0	22.3	26.2	(3.9)
Total revenue	$19.3	$19.0	$0.3	$73.3	$80.3	$(7.0)

Total commissions expense	$0.3	$0.2	$0.1	$1.1	$1.0	$0.1

Operating income	$5.1	$6.4	$(1.3)	$17.9	$28.1	$(10.2)

Operating margin	26.4%	33.7%		24.4%	35.0%

TABLE THREE
MONEYGRAM INTERNATIONAL, INC.
SEGMENT RECONCILIATIONS
(Unaudited)

Global Funds Transfer
	Three Months Ended December 31,		2015 vs	Twelve Months Ended December 31,		2015 vs
(Amounts in millions)	2015	2014	2014	2015	2014	2014

Revenue (as reported)	$357.4	$330.6	$26.8	$1,361.4	$1,374.6	$(13.2)

Adjusted operating income	$27.9	$24.7	$3.2	$102.7	$145.2	$(42.5)

Reorganization and restructuring costs	(2.4)	(11.0)	8.6	(17.4)	(25.9)	8.5
Compliance enhancement program	(4.5)	(4.8)	0.3	(24.4)	(25.1)	0.7
Direct monitor costs	(4.0)	(1.9)	(2.1)	(11.5)	(6.5)	(5.0)
Stock-based compensation expense	(4.8)	5.9	(10.7)	(17.7)	(4.9)	(12.8)
Losses related to agent closures	—	(3.9)	3.9	—	(7.4)	7.4
Total adjustments	(15.7)	(15.7)	—	(71.0)	(69.8)	(1.2)

Operating income (as reported)	$12.2	$9.0	$3.2	$31.7	$75.4	$(43.7)

Adjusted operating margin	7.8%	7.5%		7.5%	10.6%
Total adjustments	(4.4)%	(4.7)%		(5.2)%	(5.1)%
Operating margin (as reported)	3.4%	2.7%		2.3%	5.5%

Financial Paper Products
	Three Months Ended December 31,		2015 vs	Twelve Months Ended December 31,		2015 vs
(Amounts in millions)	2015	2014	2014	2015	2014	2014

Revenue (as reported)	$19.3	$19.0	$0.3	$73.3	$80.3	$(7.0)

Adjusted operating income	$6.4	$7.4	$(1.0)	$23.7	$33.4	$(9.7)

Reorganization and restructuring costs	(0.3)	(1.4)	1.1	(2.0)	(3.2)	1.2
Compliance enhancement program	(0.5)	(0.3)	(0.2)	(1.9)	(1.6)	(0.3)
Stock-based compensation expense	(0.5)	0.7	(1.2)	(1.9)	(0.5)	(1.4)
Total adjustments	(1.3)	(1.0)	(0.3)	(5.8)	(5.3)	(0.5)

Operating income (as reported)	$5.1	$6.4	$(1.3)	$17.9	$28.1	$(10.2)

Adjusted operating margin	33.2%	38.9%		32.3%	41.6%
Total adjustments	(6.7)%	(5.3)%		(7.9)%	(6.6)%
Operating margin (as reported)	26.4%	33.7%		24.4%	35.0%

TABLE FOUR
MONEYGRAM INTERNATIONAL, INC.
EBITDA, ADJUSTED EBITDA, ADJUSTED EBITDA MARGIN AND ADJUSTED FREE CASH FLOW
(Unaudited)

	Three Months Ended December 31,		2015 vs	Twelve Months Ended December 31,		2015 vs
(Amounts in millions)	2015	2014	2014	2015	2014	2014

Income (loss) before income taxes	$2.0	$8.5	$(6.5)	$(29.1)	$72.6	$(101.7)
Interest expense	11.6	11.5	0.1	45.3	44.2	1.1
Depreciation and amortization	17.3	15.3	2.0	66.1	55.5	10.6
Amortization of agent signing bonuses	15.1	14.6	0.5	60.4	53.8	6.6
EBITDA	46.0	49.9	(3.9)	142.7	226.1	(83.4)

Significant items impacting EBITDA:
Stock-based, contingent and incentive compensation(1)	7.3	(6.4)	13.7	26.9	6.9	20.0
Compliance enhancement program	5.0	5.1	(0.1)	26.5	26.7	(0.2)
Direct monitor costs	4.0	1.9	2.1	11.5	6.5	5.0
Reorganization and restructuring costs	2.6	12.9	(10.3)	20.0	30.5	(10.5)
Legal and contingent matters (2)	0.3	14.9	(14.6)	1.7	16.4	(14.7)
Pension settlement charge (3)	—	—	—	13.8	—	13.8
Losses related to agent closure	—	3.9	(3.9)	—	7.4	(7.4)
Net securities gains	—	(23.0)	23.0	—	(45.4)	45.4
Capital transaction costs (4)	—	—	—	—	2.1	(2.1)
Adjusted EBITDA	$65.2	$59.2	$6.0	$243.1	$277.2	$(34.1)

Adjusted EBITDA margin(5)	17.3%	16.9%	0.4%	16.9%	19.1%	(2.2)%

Adjusted EBITDA growth, as reported	10%			(12)%
Adjusted EBITDA growth, constant currency adjusted	12%			(10)%

Adjusted EBITDA	$65.2	$59.2	$6.0	$243.1	$277.2	$(34.1)
Cash payments for interest	(10.5)	(10.7)	0.2	(42.1)	(41.1)	(1.0)
Cash taxes, net	2.8	(1.5)	4.3	(64.4)	(6.4)	(58.0)
Payments related to IRS tax matter	—		—	61.0	—	61.0
Cash payments for capital expenditures	(21.1)	(21.1)	—	(109.9)	(85.8)	(24.1)
Cash payments for agent signing bonuses	(16.0)	(61.0)	45.0	(87.3)	(93.9)	6.6
Adjusted Free Cash Flow	$20.4	$(35.1)	$55.5	$0.4	$50.0	$(49.6)

(1) Stock-based compensation, contingent performance awards payable after three years and certain incentive compensation.
(2) Fees and expenses related to certain legal and contingent matters.
(3) Non-cash charge resulting from the partial buyout of the defined benefit pension plan.
(4) Professional and legal fees incurred for the April 2, 2014 equity transactions.
(5) Adjusted EBITDA margin is calculated as Adjusted EBITDA divided by total revenue.

TABLE FIVE
MONEYGRAM INTERNATIONAL, INC.
ADJUSTED NET INCOME and ADJUSTED DILUTED EPS
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
(Amounts in millions, except per share data)	2015	2014	2015	2014

Net income (loss)	$2.6	$10.5	$(76.9)	$72.1

Net securities gains	—	(23.0)	—	(45.4)
Other expenses (1)	19.2	32.3	100.4	96.5
Total adjustments (1)	19.2	9.3	100.4	51.1

Tax impacts of adjustments (2)	(7.0)	(8.3)	(36.6)	(30.3)
Tax adjustments (3)	—	—	63.7	(22.9)
Adjusted net income	$14.8	$11.5	$50.6	$70.0

Diluted earnings (loss) per common share	$0.04	$0.17	$(1.24)	$1.10

Diluted adjustments per common share	0.19	0.01	2.05	(0.03)

Diluted adjusted earnings per common share	$0.23	$0.18	$0.81	$1.07

Diluted weighted-average outstanding common shares and equivalents	64.1	62.7	62.1	65.5

(1) See summary of adjustments in Table Four - EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin and Adjusted Free Cash Flow.
(2) Tax rates used to calculate the tax expense impact are based on the nature of each adjustment.
(3) Represents adjustments to income tax expense for the IRS tax litigation matter and a change to an uncertain tax position.

TABLE SIX
MONEYGRAM INTERNATIONAL, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)

(Amounts in millions, except share data)	December 31, 2015	December 31, 2014
ASSETS
Cash and cash equivalents	$164.5	$250.6
Settlement assets	3,505.6	3,533.6
Property and equipment, net	199.7	165.6
Goodwill	442.2	442.5
Other assets (1)	193.2	236.0
Total assets	$4,505.2	$4,628.3

LIABILITIES
Payment service obligations	$3,505.6	$3,533.6
Debt (1)	942.6	949.6
Pension and other postretirement benefits	96.3	125.7
Accounts payable and other liabilities	183.5	202.1
Total liabilities	4,728.0	4,811.0

STOCKHOLDERS' DEFICIT
Participating convertible preferred stock - series D, $0.01 par value, 200,000 shares authorized, 71,282 issued at December 31, 2015 and December 31, 2014	183.9	183.9
Common stock, $0.01 par value, 162,500,000 shares authorized, 58,823,567 shares issued at December 31, 2015 and December 31, 2014	0.6	0.6
Additional paid-in capital	1,002.4	982.8
Retained loss	(1,226.8)	(1,144.6)
Accumulated other comprehensive loss	(48.7)	(67.1)
Treasury stock: 5,612,188 and 5,734,338 shares at December 31, 2015 and December 31, 2014, respectively	(134.2)	(138.3)
Total stockholders' deficit	(222.8)	(182.7)
Total liabilities and stockholders' deficit	$4,505.2	$4,628.3

(1) As of December 31, 2015, the Company early adopted ASU 2015-03 and the Consolidated Balance Sheet as of December 31, 2014 has been adjusted to reclassify the debt issuance costs of $13.9 million previously reported in Other assets as a direct deduction from the carrying amount of the Senior Secured Credit Facility. In accordance with ASU 2015-15, the Company records debt issuance costs for its Revolving Credit Facility in Other assets on the Consolidated Balance Sheets.

CONTACT:
MoneyGram International, Inc.
Suzanne Rosenberg
214-979-1400
ir@moneygram.com

Media Relations:
Michelle Buckalew
214-979-1418
media@moneygram.com

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